                                                                    EXHIBIT 4.81

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                 LOAN AGREEMENT

This Loan Agreement is made and entered into as of this 10th day of August, 2006 by and between

SanDisk Corporation, a Delaware corporation with offices at 601 McCarthy Blvd.
Milpitas, CA 95035 USA (the "LENDER")

-AND-

Tower Semiconductor Ltd., a company organized and existing under the laws of the
Israel ("ISRAEL") of P.O Box 619, Migdal Haemek 23105, Israel ("TOWER" or the
"BORROWER").

WHEREAS, the Borrower has requested the Lender to provide Borrower with a Loan in funds denominated in US$ not to exceed, in the aggregate, the principal amount of ten million US Dollars (US$10,000,000) (the "AMOUNT OF THE LOAN" or
the "LOAN"), for the purpose of financing the purchase of the equipment listed on ANNEX B hereto (the "EQUIPMENT") to be supplied by Applied Materials, Inc.
(the "SUPPLIER") pursuant to a separate equipment purchase order executed by
Supplier and dated July 21, 2006 (the "EQUIPMENT PURCHASE ORDER") as such
Equipment Purchase Order has been assigned by Supplier to, and assumed by,
Borrower; and

WHEREAS, the Borrower acknowledges that the proceeds of the Loan shall upon their receipt by the Borrower, be paid to the Supplier in satisfaction of the assumed obligations of the Borrower under the Equipment Purchase Order and equipment purchase agreement between the Borrower and Supplier, and that the
Loan is to be considered an extension of credit for the purchase of assets in accordance with and taking advantage of the provisions of Section 169(d) of the
Israel Companies Ordinance in respect of the Lien on the Equipment granted herein by the Borrower to the Lender; and

WHEREAS, subject to the terms of this Agreement, the Lender has agreed to extend the Loan to the Borrower;

NOW, THEREFORE, it is hereby agreed as follows:

1.   PRELIMINARIES AND DEFINITIONS

     1.1  The preamble to this Agreement forms an integral part thereof.

     1.2  In addition to the terms defined above, as used herein, the following terms shall have the meanings set forth below, which shall include both the singular and plural thereof unless otherwise noted herein:

          AGREEMENT - shall mean this Agreement and any and all annexes thereto.

          ANCILLARY EQUIPMENT - shall mean the ancillary equipment purchased by
          Borrower for use with the Equipment under a separate equipment purchase contract.

          ANCILLARY EQUIPMENT PURCHASE CONTRACT - shall mean the agreement executed by the Borrower for the purchase of the Ancillary Equipment, having delivery dates for the Ancillary Equipment not later than the earlier of (a) August, 2006, and (b) the scheduled delivery date of the last piece of the Equipment necessary for the complete installation of the Equipment, along with a bank guarantee, letter of credit or other evidence or monies designated by Borrower for payment of the amounts owing under the Ancillary Equipment Purchase Contract.

          APPROVAL PERIOD - shall mean the period between the execution of this
          Agreement by the last of the parties hereto to execute, and the earlier of (i) the date that the Lender notifies the Borrower that all of the conditions under Section 3.1 to be satisfied by the Borrower have been satisfied or waived by the Lender, and (ii) August 31, 2006.

          ASSUMPTION AGREEMENT - shall mean the agreement executed by the
          Lender, pursuant to which (i) the Lender transfers and assigns to the
          Borrower all of its rights and obligations under the Equipment
          Purchase Order, and (ii) the Borrower assumes all of such rights and obligations.

          AVAILABILITY PERIOD - shall mean (subject always to fulfillment of all conditions precedent) the period commencing on the Date of Entry into
          Force of this Agreement and ending, as the case may be, at the earliest of.

               1)   August 31, 2006, or

               2)   when the Amount of the Loan is fully utilized.

          BUSINESS DAY - shall mean a day on which banks are open for business in Tel-Aviv and New York City.

          COMMITMENT - shall mean the commitment of the Lender to maintain the
          Loan available to the Borrower during the Availability Period, upon the terms and subject to the conditions of this Agreement.

          DATE OF DISBURSEMENT - shall mean the date designated in a Request for
          Disbursement for the making by the Lender of a Disbursement on behalf of the Borrower.

          DATE OF ENTRY INTO FORCE - shall mean the last day of the Approval
          Period provided that such a day is a Business Day, otherwise the Date of Entry into Force shall be the first Business Day falling immediately after the last day of the Approval Period.

          DEFAULT PERIOD - shall mean with respect to any overdue amount, each period of 1 (one), 2 (two) or 3 (three) months, as shall be determined by the Lender from time to time with respect to each overdue amount, the first of which shall commence on the due date for payment of such overdue amount pursuant to this Agreement.

          DELIVERY EVENT - shall mean a date designated under the Equipment
          Purchase Order for the payment by the Borrower of amounts due under the Equipment Purchase Order.

          DISBURSEMENT - shall mean each or any disbursement made by the Lender to the Borrower to be paid to the Supplier under the Equipment
          Purchase Order in the framework of the Loan pursuant to the terms of this Agreement.

                                     - 2 -

          ENCUMBRANCE - shall mean any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, tax lien, conditional sale or title retention arrangement or other agreement or arrangement, the effect of any of which is the creation of security interest binding upon the Borrower or on any of its assets and/or designated to secure the repayment of any indebtedness, whether arising by agreement or under any statute or law.

          EVENT OF DEFAULT - shall have the meaning set forth in Clause 14.

          FACILITY AGREEMENT - shall mean the Restated Facility Agreement, originally dated January 18, 2001 between the Borrower and each of
          Bank Hapoalim B.M. and Bank Leumi B.M., as such agreement may be amended, supplement or assigned prior to or following the date hereof.

          FOUNDRY AGREEMENT - shall mean the Agreement between SanDisk
          Corporation and Tower Semiconductor Ltd., dated July 4, 2000 for the supply of wafers, along with the supplements and amendments thereto, including without limitation the amendment executed on even date herewith and covering the supply by Tower of 0.13um wafers to be produced by the Equipment entitled Amendment 1 to Foundry Agreement
          (the "Amendment 1 to Foundry Agreement").

          POLICY - shall mean the insurance policy covering the equipment and satisfying the requirements of Clause 13.7 hereto.

          INSTALLMENT - shall mean an amount of principal of the Loan to be paid by the Borrower to the Lender on a particular Installment Repayment
          Date as such amounts are listed or calculated on the Repayment
          Schedule.

          INSTALLMENT REPAYMENT DATE - shall mean (i) in respect of the first
          Installment Repayment Date, the last Business Day of the calendar quarter in which the "Upgraded Supply Capability Date" (as such term is defined in the Amendment 1 to Foundry Agreement) falls, and (ii) in respect of the second through eighth Installment Repayment Dates, the last Business Day of each of the subsequent calendar quarters.

          INTEREST RATE - shall mean a fixed rate LIBOR plus 1.1% per annum.

          INTEREST PAYMENT DATE - shall mean each Installment Repayment Date.

          INTEREST PERIOD - shall mean: (i) initially - the period commencing on the date of the first Disbursement and ending on the first Interest
          Payment Date, and (ii) thereafter each period commencing on the preceding Interest Payment Date and ending on the next succeeding
          Interest Payment Date.

          INDEBTEDNESS - shall mean any and all indebtedness incurred by the
          Borrower or obligations of the Borrower in respect of (i) money borrowed or raised, (ii) any note, loan, bonds, debenture or similar instruments, including obligations incurred in connection with the acquisition of property, assets or business, (iii) deferred payments for assets or services acquired (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),
          (iv) any reimbursement, guarantee, letter of credit, banker's acceptance or other instrument issued in support of Indebtedness or on account of the Borrower, (v) each and any obligation to pay rent or other payment amounts of the Borrower with respect to any sale and leaseback transaction to which the Borrower is a party, (vii) every obligation of the type referred to in sub-clauses (i)-(v) of another person or entity whatsoever, the payment of which is guaranteed by the
          Borrower or for which the Borrower is responsible, directly or indirectly, with respect thereof, as obligor, guarantor or otherwise.

                                     - 3 -

          LIEN - shall mean the pledge, charge, mortgage or security interest granted or imposed hereunder or under the Loan Documents

          LIBOR - shall mean the average of the rate shown on the display designated as page "LIBOR" on the Reuters Monitor System (or such other page as may replace page "LIBOR" on that system) as being the rate per annum at which deposits in US$ are offered in the London
          Interbank Market for a period equal to the Interest Period.

          LOAN DOCUMENTS - shall mean each of this Agreement, the Assumption
          Agreement, each and any Request for Disbursement and any agreements or documents executed or delivered or to be executed or delivered pursuant to this Agreement.

          NOTICE - shall mean every notice, request, demand or other communication to be made under this Agreement.

          PROCEEDINGS - shall mean any suit, action or proceedings arising out of, or in connection, with this Agreement.

          REPAYMENT SCHEDULE - shall mean the schedule attached as APPENDIX A hereto.

          TAXES - includes all present and future taxes, levies, withholdings, duties, fees or charges, of whatsoever nature, together with interest thereon, imposed by or within Israel or any political subdivision or taxing authority thereof or therein, or in the country from which any payment due under this Agreement is effected by the Borrower except on the taxes which may be imposed in Israel or in the USA on the overall net income of the Lender.

          US$ OR UNITED STATES DOLLAR'S - shall mean the currency which is the legal tender of the United States of America during the duration of this Agreement.

     1.3  A reference to a Section, Clause, Appendix or an Annex is a reference to a Section, Clause, Appendix or an Annex hereto.

     1.4  All headings are for ease of reference only and shall be disregarded in the construction or interpretations of this Agreement.

2.   LOAN AVAILABILITY PERIOD AND LIEN

     2.1. Subject to the terms and conditions of this Agreement, the Borrower hereby agrees to borrow from the Lender and the Lender, relying upon the representations and warranties contained in this Agreement, hereby agrees to make available to the Borrower, the Loan, which shall be effected in Disbursements, for the purpose of financing the purchase of the Equipment to be supplied by the Supplier pursuant to the
          Equipment Purchase Order that has been assumed by Borrower.

     2.2. Disbursements in the framework of the Loan shall be effected by the
          Lender subject always to the terms herein stipulated, only during the
          Availability Period.

                                     - 4 -

     2.3. In support of any and all of the obligations and undertakings of the
          Borrower herein and in the Loan Documents, Borrower hereby grants to
          Lender a specific charge and security interest and Lien on the
          Equipment and on all rights therein and proceeds therefrom, and consents to the filing, registration and perfection of such specific, charge, security interest and Lien on the Equipment in and with any and all registrars or other governmental or administrative offices as shall be necessary or desirable for such perfection. The charge on the
          Equipment shall secure any and all amounts due under the Loan
          Documents at any time up to and not to exceed the fair market value of the Equipment, such value to be determined at the time of any Event of
          Default under the Loan Documents. At the discretion of the Lender as shall be notified to the Borrower in writing following any such Event of Default, the Lender may exercise the rights granted under the specific charge on the Equipment through the possession of the
          Equipment.

3.   ENTRY INTO FORCE AND CONDITIONS PRECEDENT

     3.1  ENTRY INTO FORCE

          The obligations of the Lender to provide the Loan shall enter into force upon the receipt by the Lender of each and all of the herein below specified documents, payments and conditions to be received by the Lender or, as the case may be, fulfilled by the Borrower, to the
          Lender's full satisfaction (except as may be expressly approved by the
          Lender):

          (a)  Photocopies, each certified to be true and correct by the
               Secretary of the Borrower, of the resolution(s) of the Borrower's board of directors (and/or of such other relevant committee or authority of the Borrower, the resolution(s) of which are
               necessary for the purpose herein contemplated, according to the
               Borrower's constitutional documents, approving, to the full satisfaction of the Lender, the execution, delivery and
               performance of this Agreement and the other Loan Documents to be furnished by the Borrower and the transactions contemplated herein and therein, and nominating and authorizing the person(s)
               to sign this Agreement and any other relevant Loan Document to be issued by the Borrower in the name and on behalf of the Borrower.

          (b)  A certificate, issued and signed by the Secretary of the
               Borrower, certifying the names of the officers of the Borrower authorized to sign this Agreement and any other relevant Loan
               Document to be issued by the Borrower and such other documents or certificates to be delivered by the Borrower hereunder or
               thereunder, and attaching their specimen of signature certified by the Secretary of the Borrower. The Lender may conclusively rely on such certificate until the Lender shall receive a further certificate of the Secretary of the Borrower (accompanied by appropriate resolutions of the Borrower) canceling or amending the prior certificate and submitting the specimen of signatures of the officer(s) named in such certificate.

                                     - 5 -

          (c)  A certificate, issued and signed by a duly authorized officer of the Borrower, stating that the annual financial reports of the
               Borrower, which includes audited balance sheet and profit and loss statement, for the fiscal year which ended on December 31,
               2005 and the unaudited financial statements for the quarterly period which ended March 31, 2006, and which have been furnished to the Lender by the Borrower, fairly present the financial condition of the Borrower and that, as of the date thereof there are no obligations, liabilities, or Indebtedness (including contingent and indirect liabilities and obligations) of the
               Borrower which are (separately or in the aggregate) material and are not reflected in said financial reports and no changes, having a material adverse effect upon the financial condition or business operations of the Borrower and/or which may have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement have occurred.

          (d)  The Assumption Agreement executed by the Borrower and the
               Supplier.

          (e)  The Ancillary Equipment Purchase Contract executed by the
               Borrower and the supplier of the Ancillary Equipment, along with evidence of the designation for payment by the Borrower of funds owing under such contract.

          (f)  Evidence of the filing of this Agreement and any other Loan
               Documents with the Israel Companies Registrar and any other government office as is required to perfect the Lien on the
               Equipment under Section 169(d) of the Israel Companies Ordinance.

          (g)  A form of the Policy, ready for authorization by the issuer thereof when the Equipment is delivered to the Borrower.

          (h)  Consent of the Banks under the Facility Agreement, to the execution and performance by the Borrower of this Agreement and the Loan Documents.

          (i)  A certificate, issued and signed by the secretary of the
               Borrower, stating that except as may have been disclosed by the
               Borrower to the Lender in writing prior to the signing of this
               Agreement - no litigation, investigation or proceeding before or by any arbitrator and/or governmental (or any political
               subdivision or jurisdiction thereof), court bureau, agency or other governmental authority, is continuing or threatened against the Borrower, (i) with respect to this Agreement or any of the transactions contemplated hereby, (ii) with respect to the
               Equipment Purchase Order and any of the transactions contemplated thereby (iii) which may have a material adverse effect whatsoever upon the validity, performance or enforceability of this
               Agreement or any other relevant Loan Document which may have a material adverse effect upon the ability of the Borrower to fulfill its obligations under this Agreement.

          (j)  A legal opinion, addressed to the Lender, issued by a legal counsel acceptable to the Lender and dated the date hereof in the wording of APPENDIX 3.1 (K) attached hereto.

          (k)  A declaration addressed to the Lender and signed by the Secretary of the Borrower stating that the Ancillary Equipment Purchase
               Contract is in full force and effect and that no amendments thereto have been made after the date of signature thereof which would delay the delivery or installation of the Ancillary
               Equipment to the extent that such delay would interfere with the timely installation of the Equipment.

                                     - 6 -

     3.2  After receipt by the Lender, to its full satisfaction, of all of the above mentioned documents, the Lender shall notify the Borrower of the entry into force of this Agreement on the Date of Entry into Force. If one or more of the above documents has/have not been received by the
          Lender until the last day of the Approval Period, or if same or any part thereof have been received but not found by the Lender to be to its full satisfaction, at the Lender's sole discretion, then, unless otherwise agreed by the Lender in writing, the Lender shall notify the
          Borrower in writing to that effect and this Agreement shall be considered null and void-and the Lender's Commitment shall be immediately and automatically canceled.

     3.3  CONDITIONS PRECEDENT FOR EACH DISBURSEMENT

          The Lender's obligations to make each and any Disbursement (including, inter alia, the first Disbursement) available to the Borrower pursuant to the terms of this Agreement is subject to the fulfillment, to the full satisfaction of the Lender of each and all of the following terms and conditions:

          (a)  That no Event of Default or an event which, but for the giving of a notice or the lapse of time or both, shall constitute an Event of Default has occurred and is continuing.

          (b)  That the Lender shall have received the respective Request for
               Disbursement, corresponding to said Disbursement, stating the amount for such Disbursement to be paid by it until the Date of
               Disbursement.

          (c)  That the Borrower shall have performed and complied with all the terms and conditions contained in this Agreement, and the other
               Loan Documents, which are required to be performed or complied with by the Borrower before or on the Date of Disbursement of such respective Disbursement.

          (d)  That no event shall have occurred since the prior Disbursement which could materially effect the capacity or ability of the
               Borrower to fulfill its obligations under the Loan Documents.

          (e)  That there shall be no legal or other impediment which may affect or otherwise prejudice the transfer of the proceeds of the respective Disbursement directly to the Supplier.

          (f)  That none of the Borrower, the Supplier or the supplier under the
               Ancillary Equipment Purchase Contract has given a written notice to the Lender to the effect that there has been a material default under the Equipment Purchase Order or the Ancillary
               Equipment Purchase Contract or that the Equipment Purchase Order, or the Ancillary Equipment Purchase Contract have been canceled.

4.   DISBURSEMENTS

     4.1  Subject always to the terms and conditions of this Agreement,
          Disbursements in the framework of the Loan shall be effected pursuant to the following terms:

          (a)  Not less than seven days prior to a Date of Disbursement Date, the Borrower shall provide to the Lender a Request for
               Disbursement in the form set forth on APPENDIX 4.1 (A) hereto, indicating the satisfaction by the Supplier of a Delivery Event under the Equipment Purchase Order, and the amounts payable by the Borrower to the Supplier in respect of such Delivery Event.
               Such notice shall be accompanied by an invoice issued by the
               Supplier to the Borrower under the Equipment Purchase Order attesting to the satisfaction by the Supplier of the Delivery
               Event in respect of the Equipment and the amount payable by the
               Borrower in respect of such Delivery Event.

                                     - 7 -

          (b)  Disbursements shall be effected only up to and so long as the principal amount extended prior to such Disbursement is less than the principal amount of the Loan and only during the Availability
               Period.

          (c)  As soon as practicable after each Date of Disbursement, the
               Lender shall notify the Borrower thereof, detailing the amount of the Disbursement, the Date of Disbursement thereof and such other particulars as the Lender shall deem necessary, or as may be reasonably requested by the Borrower.

          (d)  The Lender is under no obligation whatsoever to examine any documentation or other evidence of the occurrence of a Delivery
               Event, nor is the Lender hereby or by way of any Loan
               Documentation or Disbursement accepting any obligation as a surety or guarantor of the Equipment Purchase Order. All of such obligations are of the Borrower. The Lender is under no
               obligation to comply with the payment terms included in the
               Equipment Purchase Order.

     4.2  The principal amount owing under the Loan shall be the aggregate of all Disbursements theretofore made to the Borrower hereunder. All
          Disbursements effected during the Availability Period shall be consolidated to one amount immediately after each respective
          Disbursement, and as soon as practicable thereafter the Lender shall furnish the Borrower with a consolidated Repayment Schedule in the form set forth as APPENDIX A detailing the Interest Repayment Dates, and the amounts of interest and principal to be paid on each such
          Installment Repayment Date. The Repayment Schedule shall constitute an integral part of this Agreement and, unless in the event of manifest error, be binding and conclusive.

5.   REPAYMENT OF PRINCIPAL

     5.1. The Borrower shall pay the Installments on each of the Installment
          Repayment Dates as stipulated in the Repayment Schedule, in the amount therein stated. Installments repaid may not be re-borrowed.

     5.2. If the aggregate of all Disbursements made prior to a first or any subsequent Installment Repayment Date and not repaid in any prior
          Installment is less than the amount of an Installment to be paid on such Installment Repayment Date, the amount of such Installment shall be reduced to the aggregate of all such Disbursements made prior to such Installment Repayment Date, and the amount of such reduction shall be added to the Installment to be paid on the next Installment
          Repayment Date.

                                     - 8 -

6.   INTEREST RATE AND INTEREST PAYMENT

     6.1. The Principal Amount of the Loan that has been subject to a
          Disbursement and not repaid hereunder shall bear interest during each
          Interest Period, at the Interest Rate.

     6.2. Interest on the Principal Amount of the Loan that has been subject to a Disbursement and not repaid hereunder, at the Interest rate, shall be paid by the Borrower for each respective Interest Period, on each respective Installment Payment Date.

     Interest shall accrue from day to day and shall be calculated on the basis of actual number of days elapsed and a 360 day year. For the purpose of calculating the amount of Interest due with respect to each Interest
     Period, the first day of the respective Interest Period or the respective
     Date of Disbursement, as the case may be, shall be included and the last day of each Interest Period shall be excluded

7.   EARLY PREPAYMENT

     7.1. The Borrower may prepay the outstanding principal amount of the Loan or any part thereof, prior to any Installment Repayment Date, provided that:

          (a)  The Borrower shall have given the Lender at least ten (10) days prior notice thereof, in writing, which notice shall state the amount to be prepaid (which shall be not less than US$[***] or an integral multiple thereof) and the date of prepayment, such notice to be irrevocable.

          (b)  The Borrower shall pay to the Lender any and all amounts on account of Interest accrued and account upon said prepaid amount until actual date of prepayment and such other payments payable to the Lender pursuant to this Agreement.

          (c)  Amounts prepaid shall be applied to the Installment in their inverse order of maturity.

          (d)  Prepayment of the Loan shall have no effect on the obligations of
               Tower under the Foundry Agreement or the time-tables set forth therein for the supply or pricing of wafers.

     7.2. Amounts prepaid or repaid may not be re-borrowed.

8.   COSTS AND EXPENSES FEES

     8.1. The Borrower shall pay, immediately when due, all present and future stamp and other like duties and Taxes and all registration, recording and other like fees, if any, to which this Agreement or any other Loan
          Document referred to herein, may be subject or give rise.

9.   INDEMNITIES

     9.1. The Borrower shall indemnify the Lender against any loss and expenses which the Lender shall sustain or incur as a result of any payment due to be effected by the Borrower hereunder on account of the
          Installment, Interest being made (for any reason whatsoever including, without limitation, as a consequence of acceleration) on a date which is not an Installment Payment Date or the last day of a Default
          Period, as the case may be, or in liquidating or reemploying funds to effect or maintain such amount, the Loan, or any part thereof.

                                     - 9 -

     9.2. The Borrower shall indemnify and hold harmless the Lender from and against any and all losses, claims, damages and liabilities caused by any untrue or misleading statements, representations or warranties, made by the Borrower, its officers or representatives in respect of the Agreement or any Loan Document, or deemed, or caused by any omission of a material fact necessary to make the statements so made not misleading.

10.  CHANGES OF LAW- INCREASED COSTS

     10.1. Notwithstanding any other provision herein contained, in the event that any change in any applicable law, rule or regulation, or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, shall make it unlawful for the Lender to (i) honor its Commitment or (ii)
          maintain the Loan or any part thereof, then the Commitment shall be immediately canceled with respect to any Disbursement not yet effected and the Borrower shall, forthwith upon the Lender's first demand, prepay the then outstanding Principal Amount of the Loan together with
          Interest, at the Interest Rate, accrued and accruing thereon as well as such other amounts due to be paid by it pursuant to this Agreement including, without limitation, any and all amounts as shall be notified by the Lender to the Borrower in writing, which shall fully compensate and reimburse the Lender against losses and expenses incurred by the Lender in liquidating or re-employing funds acquired to effect or maintain the Loan, or any respective part thereof.

11.  MANNER AND APPLICATION OF PAYMENTS. TAXES

     11.1. All payments to be made by the Borrower to the Lender under this
          Agreement shall be made in freely and transferable US$, before 11:00
          AM Israel time, on the respective due date thereof, to the credit of
          SanDisk Corporation, Account No. [***] ABA: [***], SWIFT: [***], of
          [***] Bank [***] , San Jose, CA 95113 USA: " Loan Agreement", or to
          such other account of the Lender at such other place as the Lender may have notified the Borrower from time to time in writing.

     11.2.(a)  If any Installment Repayment Date shall fall, on a date which is not a Business Day, then, the respective Installment Repayment
               Date shall be postponed to the next day which is a Business Day.

          (b)  If any Interest Payment Date has been changed due to the reasons mentioned in sub-clause (a), above, the corresponding Interest
               Period shall be either prolonged or shortened accordingly.

----------

[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                                     - 10 -

     11.3.(a)  Any and all payments by the Borrower hereunder shall be made, in accordance with Clause 11.1, free and clear of and without deduction for, any and all present or future Taxes, transfer fees or other costs, except to the extent provided in subparagraph
               (b).

          (b)  If the Borrower shall be required by law to deduct any Taxes from or in respect of, any sum payable hereunder otherwise payable to
               Lender, then Borrower shall withhold such Taxes from such sum as required by law and shall pay such Taxes on Lender's behalf, and
               Borrower shall provide Lender with tax receipts sufficient to establish that such Taxes have been paid and are available to
               Lender for credit for income tax and other appropriate purposes.

     11.4. All payments received by the Lender from the Borrower under this
          Agreement shall be applied by the Lender in the following manner:

          (a)  in or towards payment to the Lender of all costs, charges or expenses, inter alia, incurred by the Lender in enforcing its rights hereunder;

          (b)  in or towards Interest; and

          (c)  in or towards repayment of Installments.

12.  REPRESENTATIONS AND WARRANTIES

     12.1. To induce the Lender to grant the Loan, the Borrower represents and warrants to the Lender that:

          (a)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Israel, is qualified or registered and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

          (b)  The Borrower has full legal right and has the corporate power and requisite authority to execute, deliver and perform this
               Agreement and each of the Loan Documents to be furnished by it hereunder, inter alia, to obtain the Loan in US$, and to effect, in US$, all payments required to be made under this Agreement or under any other Loan Document to be furnished by the Borrower.
               The Borrower has taken all corporate actions necessary to
               authorize the execution, delivery and performance of this
               Agreement and the Loan Documents in accordance with their terms and to authorize respective persons to execute, sign and deliver this Agreement and the Loan Documents in the name and on behalf of the Borrower.

          (c)  Neither the execution and delivery of this Agreement or the Loan documents nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions thereof, will violate, contravene or conflict with (i)
               any provision of law, statute or regulation to which the Borrower is subject or (ii) any judgment, license, order or permit
               applicable to the Borrower or (iii) any Encumbrance or any provision of any document creating an Indebtedness, to which the
               Borrower is a party or by which the Borrower and any of its property or assets may be bound, or to which the Borrower and any of its property or assets may be subject or (iv) any provision of the Memorandum or Articles of Association of the Borrower or (v)
               any of the Borrower's business permits and/or licenses required for the operation of the Borrower's business, other than the
               Investment Center; all except as would not have a material adverse effect on the ability of the Borrower to pay, when due, amounts due to the Lender under this Agreement.

                                     - 11 -

          (d)  No further consents, licenses, approvals, authorizations, declarations, filings or registration are required to be obtained by the Borrower for the valid execution and delivery of this
               Agreement and Loan Documents or for the consummation of the transactions contemplated hereby or thereby except as would not have a material adverse effect on the ability of the Borrower to pay, when due, amounts due to the Lender under this Agreement.

          (e)  This Agreement and the Loan Documents have been, and when executed shall be, duly executed and delivered by the Borrower as appropriate, and constitute the legal and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (f)  The Equipment and the rights assumed by the Borrower under the
               Assumption Agreement are free and clear of any Encumbrance and/or other adverse claims of any nature, and the Borrower has good and marketable title to its properties and assets.

          (g)  The annual financial report of the Borrower, which includes audited balance sheet and profit and loss statement, for the fiscal year which ended on December 31, 2005, and the unaudited quarterly financial statements for the period ending March 31,
               2005 which have been furnished by the Borrower to the Lender, fairly present the financial condition of the Borrower as of such date and have been prepared in accordance with generally accepted accounting principles in Israel and, as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of the
               Borrower which are (separately or in the aggregate) material not reflected in such annual financial report.

          (h)  No event or circumstances which constitutes, or which, with the giving of a notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing.

          (i)  Except as is described in the submissions of the Borrower to the
               US Securities and Exchange Commission on Form 20-F, and any
               subsequent submission under form 6-K except as may have been disclosed by the Borrower to the Lender in writing prior to the signature of this Agreement, there are no actions, suits or legal or equitable arbitration or administrative proceedings pending, or, to the best knowledge of the Borrower, threatened against the
               Borrower that could, if adversely determined, have a material adverse effect upon the validity, performance or enforceability of this Agreement, the Loan Documents, the Lien on the Equipment
               or upon the ability of the Borrower to fulfill its obligations under this Agreement and the Loan Documents, inter alia which may impair the ability of the Borrower to pay, when due, amounts due to the Lender under this Agreement.

                                     - 12 -

          (j)  All Tax returns required to be filed by the Borrower in any jurisdiction have been filed and all Taxes, assessments, fees and other governmental charges upon the Borrower and/or upon any of its properties, assets or incomes have been paid prior to the such Taxes could give rise to a lien thereon all except as would not have a material adverse effect on the ability of the Borrower to pay, when due, amounts due to the Lender under this Agreement.

          (k)  The Borrower is in compliance with all laws, rules, regulations, orders and decrees the violation of which would have a material effect on the Borrower's obligations hereunder or the capacity of the Borrower to fulfill its obligations under the Loan Documents.

          (l)  The Borrower is, and after consummation of this Agreement and the
               Loan Documents and after giving effect to all indebtedness including the indebtedness of the Loan and the Lien on the
               Equipment will be solvent.

          (m)  Except for withholding taxes under the laws of Israel from payment of interest, no Taxes are imposed by withholding or otherwise on any payment to be made by the Borrower under this
               Agreement and the Loan documents or are imposed on or by virtue of the execution, delivery or performance of this Agreement or any Loan Document.

          (n)  There is no restriction in any law, regulation, order, judgment, agreement of other obligation to which the Borrower is subject and that has not been waived that prohibits, restricts or impairs
               (i) the granting by the Borrower to the Lender of the Lien on the
               Equipment, (ii) the registration and perfection of the Lien on the Equipment with any relevant authority, and (iii) the accrual in respect of such Lien on the Equipment of the rights granted under Section 169(d) of Israel's Companies Ordinance. There is no
               Encumbrance, on the Equipment that is senior in right or time to the Lien on the Equipment.

          (o)  Upon the filing or other registration by the Lender of the Lien on the Equipment with the Companies Registrar, there shall be perfected in favor of the Lender a specific charge covering the
               Equipment, and such charge shall enjoy the rights granted to a lender under Section 169(d) of Israel's Companies Ordinance.

                                     - 13 -

     12.2. Each Request for Disbursement shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no event has occurred since the prior
          Disbursement that would materially effect the capacity and ability of the Borrower to fulfill its obligations under the Loan Documents.

     12.3. All representations and warranties made by the Borrower herein shall survive the duration of this Agreement.

13.  COVENANTS

     So long as the Loan is outstanding and until payment in full by the
     Borrower of any and all amounts due to be paid by it hereunder and performance by it of its obligations hereunder, the Borrower undertakes and agrees that the Borrower shall deliver to the Lender each of the following:

     13.1. The Borrower shall deliver to the Lender such information concerning the business operations, properties or financial condition of the
          Borrower, as the Lender may from time to time reasonably request.

     13.2. The Borrower shall pay and discharge when due (i) all Taxes imposed upon its income or profit or upon any property belonging to it and in any event, prior to the date on which penalties may become attached thereto and an Encumbrance on the Equipment may be created as a result of the non payment thereof and (ii) all lawful claims (including claims for labor, materials and supplies), which, if impaired, might give rise to an Encumbrance upon the Equipment.

     13.3. The Borrower shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all applicable law, rules regulations and orders of any applicable governmental, court, or other governmental authority having jurisdiction over the Borrower or any of its business, operations or properties.

     13.4. The Borrower shall promptly notify the Lender in writing of (i) any material adverse change in its financial condition or its business,
          (ii) any default under any document giving rise to an Indebtedness;
          (iii) any acceleration of the maturity of any Indebtedness and realization procedures of any Encumbrance or other realization procedures against the Borrower's assets or property, (iv) any other matter which has resulted or might result in a material adverse effect on the business operations or financial conditions of the Borrower;
          (v) any litigation or Proceedings by any or before any governmental agency, arbitrators or courts and of all disputes concerning the
          Borrower or any of its assets, which, if determined adversely, may have a material adverse effect on the validity, performance or enforceability of this Agreement or the Loan Documents, or on the business operations or financial condition of the Borrower; (vi) any substantial dispute between the Borrower and any governmental authority with respect to taxes, royalties, tax holidays, grants, loans or any other matter including without limitation Israel's
          Investment Center; (vii) any loss or damage to properties or assets of the Borrower resulting from any casualty, if the initial estimated cost of repair or replacement in excess of insurance proceeds is greater than US$[***] or its equivalent; (viii) any change in Taxes, stamps or other duties, filing or other fees imposed by withholding or otherwise, applicable to any payment to be effected pursuant to this
          Agreement the Loan Agreement or applicable to any transaction thereby contemplated; all except as would not have a material adverse effect on the ability of the Borrower to pay, when due, amounts due to the
          Lender under this Agreement.

                                     - 14 -

     13.5. The Borrower shall notify the Lender in writing, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or which, but for the giving of a notice or the lapse of time or both would become an Event of Default, specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

     13.6. The Borrower shall promptly comply with any and all covenants and provisions of this Agreement and the Loan Documents.

     13.7. The Borrower shall at all times keep the Equipment insured against loss or damage with insurers reasonably satisfactory to the Lender, and in amounts of not less than the purchase price of the Equipment.
          The Lender shall be listed as a third party beneficiary on the Policy.
          The Policy shall include an obligation of the insurer to notify the
          Lender not less than 30 days prior to the expiration of the effectiveness of such Policy and the sums due upon renewal thereof.
          The Borrower shall provide Lender with a copy of such Policy and any renewal thereof during the period of the Loan. The Borrower will use the proceeds from the Policy to repair, replace or otherwise restore the Equipment or to repay the Loan, such election as the discretion of the Lender, as shall be notified in writing.

     13.8. The Borrower shall promptly obtain, from time to time and at its own expense, and thereafter maintain, all such governmental or other licenses, authorizations, consents permits and approvals as may be required to enable the Borrower to comply with each and all of its obligations under this Agreement and the Loan Documents and the consummation by the Borrower of any of the transactions therein contemplated including, without limitation, permits regarding or for the purpose of effecting any and all payments due to be made by it, in freely and transferable US$ and in the manner as stipulated in this
          Agreement and any permits required to freely transfer the Equipment out of Israel.

     13.9. The Borrower shall not, without the prior written consent of the
          Lender, transfer, sell, assign, pledge or move the Equipment to the ownership, location or control of any other party, or create, incur, permit or suffer to exist, any Encumbrance upon or in respect of the
          Equipment other than in accordance with this Agreement and the Loan
          Documents.

                                     - 15 -

     13.10. The Borrower shall maintain the Equipment in good working order and in accordance with all maintenance schedules and requirements as are prescribed by the Supplier. The Borrower shall operate the Equipment only in accordance with the operation limits prescribed in the operation manual of the Equipment. The Borrower shall notify the
          Lender of any operational failure of the Equipment that results in an unscheduled shutdown of the Equipment for more than 8 consecutive hours or more than 24 hours in any seven day period, such notification shall be provided in writing by fax or email with hard copy follow up, and shall set forth the reason for such shutdown and the maintenance taken or to be taken to cure the failure. Such notice shall be provided to the Lender within 24 hours of the shutdown. The Borrower shall within 30 days of the end of each year during which the Loan shall be outstanding or more frequently as may be requested by the
          Lender, deliver a copy of the maintenance and production log of the
          Equipment certified by an officer of the Borrower as being a true copy thereof.

     13.11. Subject to confidentiality agreements separately entered into between Borrower and Lender, Borrower shall permit the Lender and its representatives at all reasonable times to inspect the facilities, activities, books of account and records of the Borrower, including without limitation those relating to the Equipment, and shall cause its representatives, employees and accountants to give their cooperation and assistance in connection with any such rights of inspection or any financial conference called by the Lender.

     13.12. The Borrower shall not, without the prior written consent of the
          Lender, discontinue its wafer fabrication plant business

     13.13. The Borrower shall not amend its Articles of Association if the effect would be to make the Borrower unable to comply with its obligations under this Agreement or the Loan Documents.

     13.14. The Borrower shall upon the occurrence of any Event of Default, provide access by the Lender or its agents at all reasonable times to the Equipment for purposes of taking possession of the Equipment and the removal of the Equipment from the facilities of the Borrower. Upon an election by the Lender to take possession of the Equipment, the
          Borrower shall take all necessary steps as are reasonably requested by the Lender to facilitate such taking of possession, and shall not contest the rights of the Lender to possess the Equipment or in any way hamper, interfere or prevent such taking of possession, provided that the Lender shall not (subject to Lender's legal reporting requirements) make any public announcement of such repossession of the
          Equipment to any customers of the Borrower, and shall not announce the source of the repossessed Equipment except as may be required for the sale of the Equipment.

14.  EVENTS OF DEFAULT, IMMEDIATE REPAYMENT

     14.1. Each of the following events or occurrences shall constitute an Event of Default under this Agreement:

                                     - 16 -

          (a)  The Borrower fails to pay when due any Installment of or Interest on, the Loan or fails to pay when due any fee, expense, cost or other payments required to be made by it hereunder and such non-payment continues for a period of [***].

          (b)  Any representation, warranty or statement made or deemed to be made under this Agreement or any Loan Document, or in any
               certificate or statement furnished or made to the Lender pursuant hereto or thereto or in connection herewith or therewith, shall prove to be untrue or inaccurate or misleading in any material respect as of the time made, provided that, if capable of being cured, are not cured within a period of [***].

          (c)  The Borrower fails to perform any of the covenants contained in this Agreement or in any other Loan Documents provided that if capable of being cured is not cured within a period of [***].

          (d)  This Agreement or any other of the Loan Document ceases to be legal, valid and binding agreements enforceable against the
               Borrower or, as the case may be, the respective parties thereto, in accordance with the respective terms thereof or be, in any manner, terminated or becomes or be declared ineffective or inoperative or ceases, in any way whatsoever, to give or provide the respective rights, interests, remedies, powers or privileges intended to be created thereby.

          (e)  The Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervener or liquidator of itself or of its assets whether in whole or partially (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay the Indebtedness or any part thereof as it or they become due (iii) makes a general assignment or enters into any kind of arrangement and/or settlement, re-adjustment of debts or otherwise for the benefit of creditors (general or any class of creditors) (iv) files a petition or answer seeking reorganization or an arrangement with creditors or takes advantage of any bankruptcy or insolvency laws (v) files an answer admitting the allegations of, or consents to, or defaults in, answering a petition filed against it in any bankruptcy, reorganization or insolvency proceedings or (vi) takes corporate actions for the purpose of effecting any of the foregoing.

          (f)  An involuntary petition or complaint is filed against the
               Borrower seeking bankruptcy, liquidation or reorganization of the
               Borrower and same is not discharged within a period of [***] , subject to the Borrower having furnished the Lender with
               documents evidencing that such petition or complaint is being contested by the Borrower in good faith and the Borrower has substantial legal grounds to believe that such complaint or petition be eventually discharged, such other longer period as shall be requested by the Borrower and agreed by the Lender, or the appointment of a receiver, custodian, trustee, intervener or liquidator of the Borrower or its assets, in whole or partially, or if an order, order for relief, judgment or decree be entered by any court of competent jurisdiction or other competent
               authority, approving a petition or complaint seeking
               reorganization of the Borrower or appointing a receiver,
               custodian, trustee, Intervener or liquidator of the Borrower or of its assets, in whole or partially.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                                     - 17 -

          (g)  The Borrower declares a general moratorium on the payment of its
               Indebtedness.

          (h)  Any assets, rights or revenues of the Borrower, in the aggregate amount exceeding US $[***] United States Dollars) be attached or detained upon, or the same become subject, at any time, to any order of court or other process.

          (i)  The Borrower ceases its operation as a wafer fabrication plant or declares its intention so to do, or threatens so to do, or if the
               Borrower ceases or declares its intention to cease or threatens to cease its operation as a wafer fabrication plant.

          (j)  Any consent, authorization, license or approval of, or registration with, or declaration to, any governmental, public or other body, authority or court required to be obtained or made by the Borrower in connection with the execution, delivery,
               validity, enforceability or admissibility in evidence of this
               Agreement, or the performance by the Borrower of its respective obligations thereunder or the consummation by the Borrower of the transactions therein contemplated, is modified, or not granted, or revoked or terminated or expires or otherwise ceases to be in full force and effect and the result thereof is to make the
               Borrower unable to comply with any of its obligations thereunder.

          (k)  A material breach of the Foundry Agreement;

          (l)  A material breach by the Supplier of the Equipment Purchase
               Order.

          (m)  Failure of the Borrower to maintain the Equipment in accordance with the schedule prescribed by the Supplier in any material respect.

          (n)  The accrual or registration of any Encumbrance on the Equipment.

          If and when an Event of Default shall occur and be continuing then the
          Lender may exercise one or more of the following rights and remedies and any other remedies provided by any applicable law, as the Lender shall deem necessary or desirable:

          (a)  By notice to the Borrower in writing - terminate, with immediate effect, the Commitment;

          (b)  By notice to the Borrower in writing, declare the principal amount outstanding of the Loan and all Interest accrued on the
               Loan and any other liabilities of the Borrower under this
               Agreement to be forthwith due and payable, whereupon the same shall become so payable;

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                                     - 18 -

          (c)  Foreclose on the Equipment and remove or have removed the
               Equipment from the premises of the Borrower; and

          (d)  Suspend the performance of its obligations under the Foundry
               Agreement.

     14.3 Upon an Event of Default, the Lender shall provide written notice to the Borrower of its election to exercise the rights granted under the specific charge on the Equipment through the possession of the
          Equipment. Amounts that remain outstanding following the exercise of the rights of the Lender under the specific charge on the Equipment shall not be subject to the lien of the specific charge on the
          Equipment, but shall be deemed an unsecured, immediately payable obligation of the Borrower to the Lender and the Lender shall not commence liquidation or similar insolvency proceedings for the recovery of such obligation.

15.  ASSIGNMENT

     15.1. This Agreement shall be binding upon the parties hereto, and inure for the benefit of the Lender and its successors and assignees.

     15.2. The Borrower may not assign or transfer any of its rights or obligations under this Agreement, without the prior written consent of the Lender.

     15.3. The Lender may assign, from time to time, all or any of its rights, benefits or obligations under this Agreement or the Loan Documents to any of its wholly owned subsidiaries or to a third party acquiring all or substantially all of the assets of the Lender.

16.  GOVERNING LAW AND JURISDICTION

     16.1. This Agreement and the Loan Document and the Notes shall be governed by and construed in accordance with the laws of Israel. Disputes arising under or in connection with this Agreement the Loan Document shall be adjudicated in the District Court of Tel Aviv - Yafo.

     16.2. The Borrower waives any objection it may have now, or hereafter have, to the laying of venue in any action or proceeding and any claim it may have that such action or proceeding has been brought in an inconvenient forum, including, without limitation, to the making, enforcement or execution against any property whatsoever, of any order or judgment which may be made or given in such action or proceeding.

17.  MISCELLANEOUS

     17.1. No failure to exercise, or delay in exercising, on the part of the
          Lender, of any power, right or remedy hereunder or under the Loan
          Documents, shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy, preclude any other or further exercise thereof, or the exercise of any other power, right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law

                                     - 19 -

     17.2. The obligation of the Borrower under this Agreement is unconditional and irrevocable and shall not be in any way, affected or discharged by reason of any matter affecting the Equipment Purchase Order including, without limitation, the performance, frustration or validity of the same, the insolvency or dissolution of the Supplier or the destruction, non-completion or non-functioning of Equipment supplied or services rendered under the Equipment Purchase Order.

     17.3. If any provision of this Agreement or of any of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, said provision shall be fully severable. This Agreement and the
          Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this
          Agreement or of the Loan Documents, and the remaining provisions shall remain in full force and effect.

     17.4. The relationship between Borrower and Lender under and pursuant to this Agreement and any Loan Document, is and shall at all times remain, solely that of borrower and lender, and the Lender neither undertakes nor assumes any responsibility or duty to the Borrower to review, observe, inspect, supervise, pass judgment upon, or inform the
          Borrower of any matter in connection with any phase of the Borrower's business, operations or condition, financial or otherwise.

     17.5. This Agreement and the Loan Documents and the documents referred to herein or therein constitute the entire obligations of the parties hereto or thereto with respect to the subject matter and shall supersede any prior expressions of intent or understanding with respect to the matters herein or therein contemplated. Any amendments hereto or thereto shall be in writing.

     17.6. Any and all payments to be made by the Borrower hereunder shall be considered as received by the Lender, thereby discharging the
          Borrower's obligations with respect thereof, only and to the extent that same are finally and irrevocably received by the Lender pursuant to the terms hereto so that the Lender may use said amounts, immediately, automatically and without delay, for the settlement and discharge of the respective payment then due.

18.  NOTICES

     18.1. Every Notice, shall be in writing, and unless otherwise specifically stipulated in this Agreement, delivered personally or by courier, or registered letter, or fax with telephone confirmation of receipt, except for a Request for a Disbursement which shall be sent through a tested telex/authenticated swift sent by a first class bank in Israel with the signatures of the Borrower authenticated by same. Failure by the Borrower or the Lender to confirm any such Notice sent via fax as aforesaid shall not derogate from or in any manner prejudice the
          Lender's rights pursuant to this Agreement or the obligations of the
          Borrower hereunder. Every Notice shall, subject as otherwise provided in this Agreement, be deemed to have been received, in the case of a fax - at the time of dispatch (provided that if the date of dispatch is not a Business Day it shall be deemed to have been received at the opening of business on the next such Business day), and in the case of a letter, a registered letter or courier - when delivered personally, or 4 days after it has been put into the post or 1 Business Days after it has been given to the courier, as the case may be.

                                     - 20 -

     18.2. Every notice shall be sent, addressed as follows:

          (a)  To the Borrower at the first address of the Borrower first above appearing.

               Attention: Tower Semiconductor Ltd., Ramat Gavriel Industrial
               Zone, P.O. Box 619, Migdal Haemek 23105 Israel

          (b)  To the Lender at the first address of the Lender first above appearing: Attention[***] , SanDisk Corporation, 601 McCarthy
               Blvd., Milpitas, CA 95035 USA

In Witness Whereof the parties hereto have caused this Agreement to be duly executed on the day and _______________.

SANDISK CORPORATION                         TOWER SEMICONDUCTOR LTD.

______________________                      ______________________

By:_________________________                By:_________________________

Name:_________________________              Name:___________________

Title:___________________________           Title:____________________

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SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                                     - 21 -

APPENDIX A                 Repayment Schedule

The Amount of the Loan shall be repaid on the Installment Repayment Dates as follows:

     A. First Installment Repayment Date [***] during the [***] in which the
[***], plus applicable interest under the Loan Documents.

     B. Second through Seventh Installment Repayment Date [***] , plus applicable interest under the Loan Documents.

     C. Final Installment Repayment Date - All outstanding sums of principal, interest and any other fees accrued or payable from Borrower to Lender under the
Loan Documents

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

                                     - 22 -